EXHIBIT 10.10
OFFICE/SHOWROOM/WAREHOUSE LEASE
BASIC DEFINITIONS AND LEASE PROVISIONS
(Office/Showroom/Warehouse — Net Lease)
A. The following list sets out certain defined terms and certain financial and other information pertaining to the Lease:
     1. “Date of Lease”: June 22, 1999
     2. “Landlord”: 1135 Arbor Drive Investors LLC
Landlord’s address: c/o Allegis Realty Investors, LLC
                                     12001 North Central Expressway #650
                                     Dallas, TX 75243-3735
Contact: Asset Management
Telephone: 972/458-3300
Facsimile: 972/490-9440
     3. “Tenant”: ULTA3 Cosmetics & Salon, Inc.
Tenant’s address: 1135 Arbor Drive, Romeoville, Illinois 60446
Contact: Matt Strall
Telephone: 630/226-0020
Facsimile: 630/226-8367
     4. Tenant’s trade name: N/A
     5. “Premises”: Landlord’s property and building improvements located in the Village of Romeoville, Will County, Illinois which property is described or shown on Exhibit “A”, attached to the Lease. The building improvements will contain approximately 291,335 (170,117 square feet of area in the “Existing Space” as depicted on Exhibit “A” and 121,218 rentable square feet of area in the “New Space” also as depicted on Exhibit “A”) square feet in rentable area (measured by calculating lengths and widths to the exterior of outside walls and to the center of interior walls, without deduction for any columns or projections necessary to the building), having an address of 1135 Arbor Drive and being described or shown on Exhibit “B”, attached to the Lease. With regard to Exhibit “B”, the parties agree that the exhibit is attached solely for the purpose of locating the Premises and that no representation, warranty, or covenant is to be implied by any other information shown on the exhibit. Should a party desire to measure the square footage of the building improvements, it must do so prior to the Commencement Date. If such measurement reflects a different number, then, subject to the other party’s verification of the number, the parties agree to make adjustments based on such measurement. In the event of a dispute regarding the method of calculation, the parties agree that the standards for measurement set by the Building Owners and Managers Association (“BOMA”) shall govern and control. If no measurement is made prior to the Commencement Date, then the parties to the Lease will be deemed to have accepted the number contained herein as the square footage of rentable area of the Premises throughout the Lease Term, subject to adjustment only for any subsequent additions or deletions of space. As of the Date of Lease, Tenant is presently leasing the Existing Space from Landlord pursuant to a Net Lease Agreement dated July 12, 1995 between Tenant and Landlord’s predecessor in interest, Opus North Corporation (the “Existing Lease”). Notwithstanding the fact that the Existing Space shall be subject to the terms and conditions of the Lease, the Existing Space shall be subject to the terms and conditions of the Existing Lease until the Commencement Date.
     6. “Commencement Date”: October 1, 1999, provided that if the First Phase Work (as defined in Exhibit “E” below) is not substantially completed on or before October 1, 1999 due to delays caused by Landlord, the Commencement Date shall be the date when the First Phase Work is substantially completed.
     7. “Expiration Date”: April 30, 2010, provided that if the Commencement Date is later than October 1, 1999, the Expiration Date shall be the day prior to the day which is ten (10) years and seven (7) months after the Commencement Date.
     8. “Lease Term”: Commencing on the Commencement Date and continuing for 127 months after the Commencement Date.
     9. “Base Rental”: The amounts set forth in the Schedule below (“Carry-Over Rent”) plus Construction Rent (as defined in Exhibit “E” below):

Lease Period		Carry-Over Rent	Monthly Carry-
From	To	(Annual)	Over Rent
10/1/99	9/30/00	$680,000	$56,666.67
10/1/00	9/30/01	$680,000	$56,666.67
10/1/01	9/30/02	$680,000	$56,666.67
10/1/02	9/30/03	$740,208	$61,684.00
10/1/03	9/30/04	$765,000	$63,750.00
10/1/04	9/30/05	$765,000	$63,750.00
10/1/05	9/30/06	$783,063	$65,255.25
10/1/06	9/30/07	$790,500	$65,875.00
10/1/07	9/30/08	$790,500	$65,875.00
10/1/08	9/30/09	$808,563	$67,380.25
10/1/09	4/30/10	$476,000 (for a partial year)	$68,000.00
     10. “Security Deposit”: See Section 4.2 of the Lease.
     11. “Permitted Use”: Office, showroom, packaging and warehouse uses only and related purposes. Tenant acknowledges that the above specification of a “Permitted Use” means

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only that Landlord has no objection to the specified use and does not include any representation or warranty by Landlord that such specified use complies with applicable laws and/or requires special governmental permits.
     12. “Rent” or “rental”: All amounts due from Tenant to Landlord under the provisions of this Lease, except Default Interest (as defined in Section 4.5 of the Lease), are deemed to be “rent” or “rental”.
     13. “Brokers”: Nicolson Porter & List Inc.
B. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

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     IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Lease on the Date of the Lease written above.

LANDLORD:		TENANT:

1135 ARBOR DRIVE INVESTORS LLC a Delaware limited liability company		ULTA3 COSMETICS & SALON, INC.

By:	ALLEGIS REALTY INVESTORS LLC, A	By:	/s/ Greg Smolarek

	Massachusetts limited liability company, Its Manager	Printed Name: Greg Smolarek Its: Sr VP Systems and Logistics

By:	/s/ Joseph E. Gaukler

Joseph E. Gaukler
Its: Senior Vice President

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LEASE AGREEMENT
(Office/Showroom/Warehouse — Net Lease)
     This LEASE AGREEMENT (the “Lease”) is entered into as of the Date of the Lease, between AETNA LIFE INSURANCE COMPANY (“Landlord”) and ULTA3 COSMETICS & SALON, INC. (“Tenant”).
ARTICLE 1
BASIC DEFINITIONS AND LEASE PROVISIONS
     1.1 The definitions and basic provisions set forth in the Basic Definitions and Lease Provisions executed by Landlord and Tenant, and attached hereto, are incorporated herein by reference for all purposes.
ARTICLE 2
LEASE GRANT
     2.1 Subject to the terms and conditions of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises for the Lease Term.
ARTICLE 3
DELIVERY OF THE PREMISES; LEASE TERM
     3.1 The Lease Term shall be for the period of time specified in the Basic Definitions and Lease Provisions, beginning on the Commencement Date, as such date may be adjusted herein, and expiring on the Expiration Date. This Lease shall not be affected by any failure to deliver possession of the New Space to Tenant on the Commencement Date and Tenant shall have no claim for damages against Landlord as a result thereof, all of which claims are hereby waived and released by Tenant.
     3.2 If Tenant takes possession of the New Space prior to the Commencement Date for any reason, then such possession shall be subject to all the terms and conditions of this Lease and Tenant shall pay Base Rental and other rent to Landlord on a per diem basis for each day of occupancy prior to the Commencement Date (using the estimated rate payable for Construction Rent for the first month of the Lease Term). Tenant shall not, however, be obligated to pay Base Rental and other rent to Landlord prior to the Commencement Date if such early occupancy is only for the purpose of fixturing the New Space.
     3.3 By taking possession of the Premises, it shall be conclusive evidence that Tenant has inspected the Premises (and has sufficient knowledge and expertise to make such inspection or has caused the Premises to be inspected on its behalf by one or more persons with such knowledge and expertise), that Tenant has accepted the Premises as being in good and satisfactory condition, suitable for the purposes herein intended and that the same comply fully with Landlord’s covenants and obligations under this Lease with respect to the construction of the Work (as defined in Exhibit “E” below), except for any punchlist items agreed to in writing by Landlord and Tenant and the performance of the Second Phase Work (as defined in Exhibit “E” below). Tenant acknowledges and agrees that Landlord has made no representation or warranty, express or implied, as to the habitability, suitability, quality, condition or fitness of the Premises, and Tenant waives, to the extent permitted by applicable law, any defects in the Premises and any claims arising therefrom, save and except those arising from any construction or repair obligations of Landlord expressly provided for in this Lease.
     3.4 Following delivery of the Second Phase Work to Tenant, Landlord shall prepare a Commencement Date Letter in the form attached hereto as Exhibit “F” setting forth the Commencement Date, Expiration Date, Base Rental (and specifically delineating Construction Rent) and confirming Tenant’s acceptance of the Premises and the Second Phase Work and that Landlord has performed all of its obligations with respect to delivery of the Premises, except as to any punchlist items previously specified in writing and related to the Second Phase Work. Tenant shall execute and deliver the Commencement Date Letter to Landlord within ten (10) days after delivery by Landlord.
ARTICLE 4
RENT
     4.1 Tenant promises and agrees to pay Landlord at Landlord’s address set forth in this Lease, or such other address as Landlord may provide to Tenant, the Base Rental and all other rent charged under this Lease without deduction or set off, for each month of the entire Lease Term. Monthly installments of Base Rental, as may be adjusted in accordance with the provisions of the Lease, shall be due and payable, in advance, without notice or demand on or before the first day of each calendar month during the Lease Term. The Base Rental for any fractional month at the beginning or end of the Lease Term shall be prorated.
     4.2 The Security Deposit in the estimated amount of $288,113 (3 months’ worth of Base Rental [estimated including Construction Rent attributable to the Second Phase Work]) shall be paid to Landlord contemporaneously with the execution of this Lease. If the actual amount of 3 months’ worth of Base Rental (as finally determined after the final computation of Construction Rent) varies from $288,113, the parties shall make an adjusting payment between them if the Security Deposit is cash, or the Tenant shall provide Landlord with a substitute Letter of Credit (as defined below) in the proper amount and upon receipt of such substitute Letter of Credit, Landlord shall return to Tenant the Letter of Credit it then holds. Landlord shall hold the Security Deposit without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. Upon the occurrence of any Event of Default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearage of rent and any other damage, injury, expense or liability caused to Landlord by such Event of Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default of this Lease, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon termination of this Lease. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit.

     At Tenant’s election, the Security Deposit may be in the form of cash or an unconditional and irrevocable letter of credit (the “Letter of Credit”), which Letter of Credit shall (a) be in the amount as described above, (b) be in form and substance satisfactory to Landlord, (c) name Landlord as its beneficiary, (d) expressly allow Landlord to draw upon it at any time or from time to time by delivering to the issuer written notice that either an Event of Default then exists or Landlord has not been timely provided a substitute Letter of Credit as described in the next grammatical sentence, and (e) be drawn on an FDIC-insured financial institution satisfactory to Landlord. If Landlord is not provided with a substitute Letter of Credit complying with all of the requirements hereof at least ten (10) days before the stated expiration date of the existing Letter of Credit, then Landlord shall have the right to draw under such Letter of Credit then held by Landlord and hold such funds as a Security Deposit in accordance with the terms of this Section 4.2.
     Upon receipt of a paid invoice from Tenant evidencing Tenant’s payment to the issuing bank of the fee for the Letter of Credit, Landlord shall reimburse Tenant annually for such fee in an amount not to exceed 2% of the amount of the Letter of Credit on an annual basis and Tenant shall be responsible for any fee above such 2% amount. Landlord may, at its sole and absolute discretion, authorize Tenant to reduce the amount of the Letter of Credit beginning October 1, 2004 through the expiration of the Lease Term to an amount equal to two months’ worth of Base Rental payable as of October 1, 2004.
     4.3 All amounts due from Tenant to Landlord under this Lease (including Base Rental) is herein collectively referred to as “rent.” Tenant hereby acknowledges that late payment to Landlord of rent due hereunder will cause Landlord to incur costs and inconvenience not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any rent due from Tenant is not received by Landlord or Landlord’s designated agent within ten (10) days after its due date, then Tenant shall pay to Landlord as a late charge ten percent (10%) of such overdue amount, plus any reasonable attorney’s fees incurred by Landlord by reason of Tenant’s failure to pay rent when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted hereunder.
     4.4 All payments required of Tenant under this Lease shall bear interest, beginning on the day after the due date until paid at the lesser of eighteen percent (18%) per annum or the maximum lawful rate (“Default Interest”). In no event, however, shall the charges permitted under this paragraph or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.
     4.5 No payment by Tenant or receipt by Landlord of a lesser amount than the rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other remedy provided in this Lease or at law or in equity.

ARTICLE 5
SERVICES
     5.1 Tenant shall contract with providers of water, gas, electricity, sewer and telephone utility services (collectively, “Utilities”) to the Premises. Tenant shall pay for the Utilities used in operating all facilities serving the Premises, including, without limitation, the cost of separate meters, connections and security deposits.
     5.2 Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises.
ARTICLE 6
USE
     6.1 Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful or deemed to be disreputable in any manner, or dangerous to life, limb or property, or extrahazardous on account of fire, nor permit anything to be done which will in any way invalidate any insurance coverage on the Premises. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance. Tenant will not commit waste and will maintain the Premises in a clean, healthful and safe condition and will comply in all material respects with all laws, ordinances, orders, rules and regulations (state, federal, municipal, insurance and other agencies or bodies having any jurisdiction thereof) with reference to the use, condition or occupancy of the Premises, including, without limitation, all environmental, health and safety laws and the Americans with Disabilities Act. Tenant will secure at its own expense all permits and licenses required for the transaction of business from the Premises in accordance with the Permitted Use. Tenant will not display or sell merchandise outside the exterior walls and doorways of the enclosed building improvements located on the Premises and may not use such outside areas for storage. Tenant will not use any apparatus which might make undue vibrations in the building improvements located on the Premises.
     6.2 Tenant will, and will cause all its employees, agents, contractors and invitees to, comply fully with all rules and regulations of the Premises adopted by Landlord from time to time. A copy of the rules and regulations for the Premises, existing on the Date of this Lease, are attached hereto as Exhibit “D”. Landlord shall at all times have the right to change such rules and regulations or to promulgate other rules and regulations in such reasonable manner as may be deemed advisable for the safety, care, or cleanliness of the Premises, and for the preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant.
ARTICLE 7
SIGNAGE
     7.1 Tenant shall have the right to install signs upon the exterior of the Premises only when first approved in writing by Landlord in Landlord’s sole discretion and subject also to any applicable governmental laws, ordinances, regulations and other requirements. Should Landlord agree in writing to consent to signage, Tenant agrees to maintain same in good condition and repair at all times. Tenant shall remove all of its signs no later than the Expiration Date. In the event Tenant fails to remove all its signs by the Expiration Date, Landlord shall be authorized to remove the signs on Tenant’s behalf and Tenant shall reimburse the cost of such removal to Landlord, at Tenant’s sole expense, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, expenses, claims and other liabilities of any type arising out of such sign removal. Tenant shall repair all damage to the Premises or other improvements caused by the installation or removal of Tenant’s signs. The provisions of this Article 7 shall survive the expiration or termination of this Lease.
     7.2 Tenant may erect signs on the exterior or interior of the Premises or on the landscaped area adjacent thereto, and may erect satellite dishes or other communications equipment on the roof of the Building, provided that such signs, satellite dishes or other communications equipment (a) do not cause any structural damage or other damage to the Building; (b) do not violate applicable governmental laws, ordinances, rules or regulations; (c) do not violate any existing restrictions affecting the Premises; and (d) are compatible with the architecture of the Premises and the landscaped area adjacent thereto. Tenant shall repair any damage to the Premises caused by any installation or removal performed pursuant to the terms of this Section 7.2.
ARTICLE 8
ABSOLUTE TRIPLE NET
     Notwithstanding anything to the contrary, it is the intent and purpose of this Lease that it shall be an absolute triple net lease and that, in addition to payment of Base Rental, Tenant shall be responsible for payment of all operating expenses incurred with respect to the Premises, including, but not limited to those for taxes (as described in Article 23 below), insurance, repairs and maintenance and upkeep.
ARTICLE 9
ALTERATIONS
     9.1 Any leasehold improvements to the Premises contemplated to be made prior to the Commencement Date shall be performed in accordance with the provisions of Exhibit “E”.
     9.2 Other than (i) any leasehold improvements to be made under Section 9.1 above, or (ii) any interior alteration, addition or improvement which does not impact the heating, air conditioning, ventilation, electrical, plumbing, utility or mechanical systems of any improvements located in the Premises nor impact the structural components of the Premises, including but not limited to the foundation, bearing walls, structural steel, footings and roofs and the cost of which, in any instance, does not exceed $10,000, Tenant shall not make, or allow to be made, any alterations, additions or improvements to the Premises without the prior written approval of Landlord. All alterations, additions or improvements installed on the Premises by either party, including, without limitation, fixtures, but excluding readily movable trade fixtures and equipment, shall become the property of Landlord at the expiration of the Lease Term, unless Landlord requests their removal in accordance with Article 20 below.
     9.3 Prior to commencing any construction work on the Premises, Tenant must furnish to Landlord adequate plans and specifications for the written approval of Landlord. Once approved, Tenant shall not modify the plans and specifications without, again, obtaining the written approval of Landlord. Landlord’s approval of the plans and specifications shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations.
     9.4 All construction work shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. If Landlord does not perform the construction work, then Tenant shall cause all of its contractors and subcontractors to procure and maintain insurance coverage against such risks and in such amounts as Landlord may reasonably require and with such companies as Landlord may reasonably approve. Landlord may also require Tenant to furnish a payment and performance bond, reasonably satisfactory to Landlord in an amount covering the cost of the construction work. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability or damage resulting from any such construction work performed by Tenant or on Tenant’s behalf.
     9.5 All construction work by, or on behalf of, Tenant must be performed in a good and workmanlike manner in accordance with the approved plans and specifications, lien-free, and in compliance with all governmental laws and requirements. Tenant shall only utilize new materials in the construction work.
     9.6 Other than as to the Work, Tenant shall not permit any mechanic’s liens to be filed against the Premises for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien, in which event, Tenant shall deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may, at its election, pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, plus Landlord’s expenses and an administrative fee equal to fifteen percent (15%) of the amount paid, shall be paid by Tenant to Landlord as additional rental within ten (10) days after Landlord has delivered to Tenant an invoice therefor. No work which Landlord permits Tenant to perform in the Premises shall be deemed to be for the immediate use or benefit of Landlord so that no mechanics or other lien shall be allowed against the estate of Landlord by reason of its consent to such work.

ARTICLE 10
REPAIRS
     10.1 Except as otherwise provided in this Article 10, Tenant, at its sole cost and expense, throughout the Lease Term, shall take good care of, and keep in good order, condition and repair (including, without limitation, interior repainting and refurnishing, as needed) all parts of the Premises, and shall make and perform all routine maintenance thereof and all necessary repairs thereto. When used in this Article, “repairs” shall include all necessary replacements, alterations, additions and betterments, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description, including, without limitation, any repairs, replacements, alterations, additions and betterments required by any governmental law, ordinance or regulation now or hereafter enacted relating to the Premises. Such repairs and replacements will be made in a good and workmanlike manner with materials of equal or better quality to the original work, and under the supervision and with the approval of Landlord. Tenant shall enter into a service contract with a contractor approved by Landlord, providing for the service and regular maintenance (with service calls no less frequent than once each calendar quarter and otherwise meeting the specifications set forth in Exhibit “M”) of the heating, venting and air conditioning system throughout the Lease Term.
     10.2 If Tenant shall fail to maintain or repair the Premises, and such failure continue for a period of ten (10) days after written notice from Landlord, then Landlord shall have the right, but not the obligation, to cause such repairs to be made and the costs therefor plus an administrative fee equal to fifteen percent (15%) of the costs shall be payable by Tenant to Landlord as additional rental on the date of the next installment of Base Rental due under the Lease. Notwithstanding the foregoing to the contrary, if an emergency exists, Landlord shall have the right, but not the obligation, to make such repairs without prior notice to Tenant if reasonable under the circumstances. Again, Tenant shall pay to Landlord the cost thereof and administrative fee as additional rental due on the date of the next installment of Base Rental.
     10.3 Except as expressly provided elsewhere in this Lease, Landlord shall not be required to furnish any services or to make any repairs or alterations in, on or about the Premises or any improvements hereafter erected on the Premises. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises and all improvements thereon, and Tenant hereby waives any rights created by any law now or hereafter in force to make repairs to the Premises or improvements thereon at Landlord’s expense.
     10.4 Tenant, in executing this Lease, acknowledges that the parties have specifically negotiated and Tenant has specifically agreed to perform the repair obligations under this Lease. Without limiting the foregoing, Tenant acknowledges that the Base Rental has been determined, in part, upon Tenant’s agreement to maintain and make all the repairs to the Premises required during the Lease Term. Tenant acknowledges that the benefit of the repairs performed by Tenant may inure to the benefit of Landlord after the expiration of the Lease Term and that Tenant, as a sophisticated commercial tenant, understands the full undertaking of such obligations.
     10.5 Notwithstanding the foregoing, for a period of one (1) year from the date of substantial completion of (i) the First Phase Work and (ii) the Second Phase Work, as the case may be, Landlord guarantees the First Phase Work and Second Phase Work against, and Landlord shall, at its sole cost and expense, repair or replace any defective item occasioned during said one-year period by, (a) defective workmanship and/or materials, and (b) failure of such components of the Work to comply substantially with the Plans and Specifications (as defined in Exhibit “E”). Except as expressly provided herein, performance of such applicable one-year guaranty shall be Landlord’s sole and exclusive obligation with respect to defective workmanship and/or materials or such other failures as aforesaid, and Tenant’s rights to enforce such applicable one-year guaranty shall be Tenant’s sole and exclusive remedy against other Landlord with respect to such defective workmanship and/or materials or such failures, in limitation of any contract, warranty or other rights, whether express or implied, that Tenant may otherwise have under applicable law. From and after the expiration of such applicable one-year guaranty, Landlord agrees to cooperate with Tenant in the enforcement by Tenant, at Tenant’s sole cost and expense, of any express warranties or guaranties of workmanship or materials given by contractors, subcontractors or materialmen that guarantee or warrant against defective workmanship or materials for a period of time in excess of such applicable one-year period and to cooperate with Tenant in the enforcement by Tenant, at Tenant’s sole cost and expense, of any service contracts that provide service, repair or maintenance to any item incorporated in the New Space for a period of time in excess of such applicable one-year period. Further, Landlord shall assign to Tenant all warranties in connection with the Work which are given by manufacturers, contractors, subcontractors and sub-subcontractors. Such warranties shall be consistent with those then generally available from other high quality, reputable commercial contractors in the greater Chicago, Illinois vicinity.
     Anything in this Lease to the contrary notwithstanding, and in addition to the one-year warranty set forth above, Landlord, to the full extent of applicable Illinois law, guarantees the Work against any latent defects in workmanship or materials in the construction thereof (which shall include, without limitation, latent defects in the structural elements or the facade of the New Space); provided, however, that the parties acknowledge and agree that with respect to any such latent defects, the provisions of 735 ILCS 5/13-214, as the same may be amended, modified and interpreted from time to time, shall govern and control the foregoing warranty. Anything in this Lease to the contrary notwithstanding, Tenant has not waived, and does not hereby waive, any rights it may have under common law with respect to any latent defects with respect to the construction of the Work.
     Anything in this Section 10.5 or elsewhere in this Lease to the contrary notwithstanding, in the event that at any time during the Lease Term Tenant incurs reasonable costs and expenses for the repair or replacement of the roof of the Existing Space or of the roof of the New Space, respectively, which costs and expenses, in each case (a) are not paid or reimbursed under the roof manufacturer’s warranty (Tenant being obligated to use all commercially reasonable efforts to obtain such payment or reimbursement), (b) are not caused by fire or other casualty, and (c) are not caused by any act or neglect of Tenant, or any of its employees, agents, invitees, contractors, subcontractors or sub-subcontractors (other than Landlord and Landlord’s contractors, subcontractors or sub-subcontractors), then Landlord shall reimburse Tenant for such costs and expenses in accordance with this grammatical paragraph. In the event that such costs and expenses are incurred prior to January 31, 2001 (with respect to the roof of the Existing Space), or prior to September 30, 2004 (with respect to the roof of the New Space), then Landlord shall reimburse Tenant for all of such costs and expenses. In the event that such costs and expenses are incurred after January 31, 2001 (with respect to the roof of the Existing Space), or after September 30, 2004 (with respect to the roof of the New Space), in both instances, including, without limitation, any Renewal Terms (as defined in Exhibit “J” below), then Landlord shall reimburse Tenant for such costs and expenses, to the extent (if at all) that the same exceed the difference between (y) Fifty Thousand and 00/100ths Dollars ($50,000.00), which $50,000.00 deductible amount shall apply separately with respect to each of the Existing Space roof and the New Space roof, and (z) any such costs or expenses theretofore incurred by Tenant and not previously reimbursed by Landlord hereunder. Landlord’s reimbursement hereunder shall be made within thirty (30) days after Tenant’s presentation to Landlord of reasonable documentation evidencing the costs and expenses incurred by Tenant and the satisfaction of the other conditions set forth above.
     10.6 (a) Anything in this Lease to the contrary notwithstanding, if, during the last eighteen (18) months of the then-current Lease Term, Tenant is required to make any repair or replacement pursuant to Section 10.1 hereof, which repair or replacement under generally accepted accounting principles is not fully chargeable to a current account in the year in which the expenditure is incurred and, therefore, must be capitalized, the cost of such repair or replacement shall be shared between Landlord and Tenant as provided in this Section 10.6. Any such repair or replacement is hereinafter referred to as an “Eligible Repair or Replacement” and that portion of the cost of such Eligible Repair or Replacement in excess of $5,000.00 is hereinafter referred to as the “Eligible Cost”. Tenant shall pay, in the first instance, the entire cost of an Eligible Repair or Replacement, and Landlord shall reimburse Tenant, in accordance with this Section 10.6, for that portion of the Eligible Cost which equals the difference between (i) the amount of the Eligible Cost, and (ii) the product of (A) the Eligible Cost, and (B) a fraction, the numerator of which is the number of months from the commencement of the subject Eligible Repair or Replacement through the end of the then current term, and the denominator of which is the useful life, expressed in months, of the subject Eligible Repair or Replacement assigned to it for federal income tax purposes (pursuant to Section 168 of the Internal Revenue Code of 1986, as amended, and the rules and regulations from time to time promulgated thereunder). Such amount to be reimbursed by Landlord, as calculated in accordance with the preceding sentence, is hereinafter referred to as the “Tenant Reimbursement.” In the event Tenant thereafter exercises its option with respect to a Renewal Term, then the amount of the Tenant Reimbursement shall be recalculated to reflect the number of months from the commencement of the subject Eligible Repair or Replacement through the end of the applicable Renewal Term (“Recalculated Reimbursement”). In the event that, because of Tenant’s exercise of its option for a Renewal Term, Tenant shall have been reimbursed hereunder for amounts in excess of the Recalculated Reimbursement, then Tenant shall pay the entire amount of such excess to Landlord within sixty (60) days after Tenant’s exercise with respect to such Renewal Term.
     (b) In the event that at any time during the last six (6) months of the then-current Lease Term, Tenant intends to undertake an Eligible Repair or Replacement, Tenant shall give written notice thereof to Landlord, which notice shall include a summary of the nature and cost of such Eligible Repair or Replacement. Landlord shall be required to consider such repair or replacement in good faith and, within twenty (20) days after such notice (or such lesser time as stated in such notice, in the event of an emergency), either approve or disapprove the expenditure or propose a reasonable alternative thereto. In the event that Landlord fails to respond to Tenant with an approval, disapproval or an alternative proposal within such twenty (20) day (or shorter) period, such Eligible Repair or Replacement shall be deemed disapproved. In the event that within such twenty (20) day (or shorter) period, Landlord either disapproves or proposes an alternative to the proposed repair or replacement and Tenant determines that such disapproval or alternative proposal is not reasonable, Tenant may undertake the proposed repair or replacement at its sole expense, without waiving its right to contest the reasonableness of Landlord’s position hereunder.
     (c) For purposes of this Section 10.6, Landlord’s “reasonableness” in disapproving or proposing an alternative to a proposed repair or replacement shall be determined in light of a reasonably prudent owner of similar commercial real estate in the same general vicinity of the Premises.
ARTICLE 11
ASSIGNMENT AND SUBLETTING
     11.1 Restriction on Transfer. Tenant shall not sublet the Premises, or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Premises, or any portion thereof, without obtaining Landlord’s prior written consent in each and every instance, which consent shall not be unreasonably withheld or delayed, provided the following conditions are complied with:
     (a) Any assignment of this Lease shall transfer to the assignee all of Tenant’s right, title and interest in this Lease and all of Tenant’s estate or interest in the Premises.
     (b) At the time of any assignment or subletting, and at the time when Tenant requests Landlord’s written consent thereto, this Lease must be in full force and effect, without any Event of Default.
     (c) In the case of an assignment, any such assignee shall assume, by written, recordable instrument, in form and content reasonably satisfactory to Landlord, the due performance of all of Tenant’s obligations under this Lease, including any accrued obligations at the time of the effective date of the assignment, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary thereof. A copy of the assignment and assumption agreement, both in form and content reasonably satisfactory to Landlord, fully executed and acknowledged by assignee, together with a certified copy of a properly executed corporate resolution (if the assignee be a corporation) authorizing the execution and delivery of such assumption agreement, shall be sent to Landlord ten (10) days prior to the effective date of such assignment.
     (d) In the case of a subletting, a copy of any sublease fully executed and acknowledged by Tenant and the sublessee shall be mailed to Landlord ten (10) days prior to the effective date of such subletting, which sublease shall be in form and content reasonably acceptable to Landlord.
     (e) Such assignment or subletting shall be subject to all the provisions, terms, covenants and conditions of this Lease and Tenant-assignor (and the guarantor or guarantors of this Lease, if any) and the assignee or assignees shall continue to be and remain liable under this Lease, as it may be amended from time to time without notice to any assignor of Tenant’s interest or to any guarantor.
     (f) Each sublease permitted under this Section 11.1 shall contain provisions to the effect that (i) such sublease is only for actual use and occupancy by the sublessee; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord thereunder; and (iii) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord’s option, attorn to Landlord and waive any rights the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease. A sublease need not be for all of the Premises.
     (g) Tenant agrees to pay on behalf of Landlord any and all costs of Landlord, including reasonable attorneys’ fees paid or payable to outside counsel, occasioned by such assignment or subletting; provided, however, that such attorneys’ fees shall not exceed $5,000.00 in each instance.
     Anything in this Section 11.1 or Section 11.3 hereof to the contrary notwithstanding, Tenant may sublet or assign its interest in this Lease, without Landlord’s consent, if such subletting or assignment is to an affiliate of Tenant and if such subletting or assignment does not release Tenant (or guarantor, if any) from any of its obligations under this Lease. An “affiliate” for purposes of this Section 11.1 and Section 11.3 hereof shall mean (i) a wholly-owned subsidiary of Tenant, (ii) Tenant’s parent, (iii) an entity succeeding to all or a substantial part of the business of Tenant, (iv) an entity resulting from a merger or consolidation with Tenant, or (v) an entity which directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, Tenant. The term “control” (including, without limitation, the terms “controlling”, “controlled by” and “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise).
     11.2 Restriction From Further Assignment. Notwithstanding anything contained in this Lease to the contrary and notwithstanding any consent by Landlord to any sublease of the Premises, or any portion thereof, or to any assignment of this Lease or of Tenant’s interest or estate in the Premises, no sublessee shall assign its sublease nor further sublease the Premises, or any portion thereof, and no assignee shall further assign its interest in this Lease or its interest or estate in the Premises, or any portion thereof, nor sublease the Premises, or any portion thereof, without Landlord’s prior written consent in each and every instance which consent shall not be unreasonably withheld or unduly delayed. No such assignment or subleasing shall relieve Tenant from any of Tenant’s obligations in this Lease contained.
     11.3 Landlord’s Termination Rights. Should Tenant desire to assign this Lease, or its interest or estate in the Premises, or sublet the Premises, or any portion thereof, it shall give written notice of its intention to do so to Landlord sixty (60) days or more before the effective date of such proposed assignment or subletting and, unless such assignment or subletting is to an affiliate of Tenant in accordance with Section 11.1 hereof, Landlord may, at any time within thirty (30) days after the receipt of such notice from Tenant, cancel this Lease by giving Tenant written notice of its intention to do so, in which event such cancellation shall become effective upon the date specified by Landlord, but not less than thirty (30) nor more than ninety (90) days after its receipt by Tenant, with the same force and effect as if said cancellation date were the Expiration Date, or the expiration date of any extension or renewal thereof. In the event of any such termination by Landlord, Tenant shall not be obligated to pay Landlord’s costs pursuant to Section 11.1(g) hereof. Landlord may enter into a direct lease with the proposed sublessee of assignee or with any other persons as Landlord may desire without obligation or liability to Tenant, its assignees, sublessees or their respective successors, assigns, agents or brokers.
     11.4 Tenant’s Failure to Comply. Tenant’s failure to comply with all of the foregoing provisions and conditions of this Article 11 shall (whether or not Landlord’s consent is required under this Article), at Landlord’s option, render any purported assignment or subletting null and void and of no force and effect.
     11.5 Sharing of Excess Rent. If Landlord consents to Tenant assigning its interest under this Lease or subletting all or any portion of the Premises, Tenant shall pay to Landlord (in addition to rent and all other amounts payable by Tenant under this Lease) 50% of the rents and other considerations payable by such assignee or subtenant in excess of the rent otherwise payable by Tenant from time to time under this Lease, and net of Tenant’s direct out-of-pocket expenses in connection with such assignment or subletting. For the purposes of this computation, the additional amount payable by Tenant shall be determined by application of the rental rate per square foot for the Premises or any portion thereof sublet. Said additional amount shall be paid to Landlord immediately upon receipt by Tenant of such rent or other considerations from the assignee or subtenant.
ARTICLE 12
INSURANCE; WAIVERS; SUBROGATION; INDEMNITY
     12.1 Tenant shall at its expense procure and maintain throughout the Lease Term the following insurance policies: (i) commercial general liability insurance in amounts of not less than $5,000,000 per occurrence, combined single limit, or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord and Landlord’s agents against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (ii) contractual liability insurance coverage sufficient to cover Tenant’s indemnity obligations hereunder, (iii) casualty insurance, including “all risks” and fire and extended coverage insurance covering loss by fire, and other hazards, including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke, water, and flood, if the Premises are in a designated flood or flood insurance area, and earthquake, if the Premises are in an earthquake prone area, and such other similar or dissimilar hazards customarily insured against in the vicinity of the Premises and covering the full replacement cost of the Premises and Tenant’s leasehold improvements, personal property and other property (including the property of others), located in or on the Premises, (iv) workman’s compensation insurance, containing a waiver of subrogation endorsement reasonably acceptable to Landlord, (v) comprehensive automobile liability insurance, insuring Tenant, Landlord and Landlord’s agents, (vi) business interruption insurance, and (vii) such other insurance and in such amounts as Landlord may reasonably require from time to time. The term

“full replacement cost”, as used above, shall mean the cost of replacing the improvements without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with any restoration. In the event there is a sprinkler system and/or a boiler or pressure pipes on the Premises, then Tenant shall also procure sprinkler leakage insurance and/or boiler and pressure vessel insurance at Tenant’s expense. Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance, Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish certificates of insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder prior to the Commencement Date, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance. All such insurance policies shall name Landlord as additional insured or loss payee, as applicable, and otherwise shall be in form, and issued by companies, reasonably satisfactory to Landlord and with deductibles reasonably satisfactory to Landlord. Tenant’s failure to maintain any insurance hereunder shall constitute an Event of Default without any written notice required of Landlord and, in such event, Landlord shall have the right, but not the obligation, to purchase any insurance that has lapsed. Should Landlord elect to purchase insurance on behalf of Tenant, then Tenant shall reimburse to Landlord the cost of such insurance and an administrative fee of fifteen percent (15%) of the amount of the premium within ten (10) days of the date of the notice from Landlord seeking the reimbursement. The policy limits of any insurance required to be carried by Tenant shall not limit the liability of Tenant under this Lease.
     12.2 Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) caused by casualty, theft, fire, third parties, or any other matter (including Losses arising through repair or alteration of any part of the Premises, or failure to make repairs, or from any other cause), except the negligence or misconduct of Landlord or its employees and agents. Notwithstanding the foregoing to the contrary, Landlord and Tenant waive any claim each might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is covered under any insurance policy that covers the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant’s waiver, is required to be insured against under the terms of this Lease, and, to the extent allowed by law, regardless that the negligence or fault of the other party caused such loss. This waiver shall not apply to the portion of any damage which is not reimbursed by the damaged party’s insurance by reason of the deductible in such party’s insurance coverage, or apply to any coinsurance penalty which Landlord or Tenant might sustain. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.
     12.3 Subject to the waiver provisions of Section 12.2 above, Tenant shall defend, indemnify, and hold harmless Landlord and its employees and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys’ fees) for any Loss arising from an occurrence on the Premises or caused by or resulting from the condition of the Premises, or from the acts or omissions of Tenant or Tenant’s employees, agents, contractors or invitees, or from Tenant’s failure to perform any of its obligations under this Lease.
     12.4 Tenant shall not use, and shall not permit any subtenant, licensee, concessionaire, employee, agent or invitee (hereinafter collectively “Tenant’s Representatives”) to use, any portion of the Premises for the placement, storage, manufacture, disposal or handling of any hazardous materials (hereinafter defined) unless Tenant complies with all applicable environmental laws (federal, state or local), including, but not limited to those for obtaining proper permits. In the event Tenant or Tenant’s Representatives desire to use or place hazardous materials on the Premises it shall notify Landlord in writing thirty (30) days prior to such proposed use or placement, and provide the names of the hazardous materials, procedures to insure compliance with the applicable environmental law and such other information as Landlord may reasonably request.
     In the event Tenant or Tenant’s Representatives places, releases or discovers any hazardous materials on the Premises in violation of applicable environmental laws, Tenant shall immediately notify Landlord of such fact in writing within twenty-four (24) hours of the placement, release or discovery. Tenant shall not attempt any removal, abatement or remediation of those hazardous materials on the Premises in violation of applicable environmental laws, without obtaining the additional written consent of Landlord, which consent may be specifically conditioned on Landlord’s right to approve the scope, timing and techniques of any such work and the appointment of all contractors, engineers, inspectors and consultants in connection with any such work. Tenant shall be responsible for the cost of any removal, abatement and remediation work of any hazardous materials placed, stored, manufactured, disposed of or handled by Tenant or Tenant’s Representatives on the Premises and for the cost of any removal, abatement or remediation of any hazardous materials which might be disturbed or released as a result of any remodeling or construction in the Premises by Tenant or Tenant’s Representatives. Such costs shall include, without limitation, the cost of any supervision by Landlord, its employees or agents, in connection with such work. Tenant shall comply with all environmental laws in connection with any such removal.
     Tenant shall indemnify Landlord, its shareholders, directors, officers, employees and agents and hold them harmless, from and against any loss, damage (including, without limitation, a loss in value of the Premises or damages due to restrictions on marketing contaminated space), cost, liability or expense (including reasonable attorneys’ fees and expenses and court costs) arising out of the placement, storage, use, manufacture, disposal, handling, removal, abatement or remediation of any hazardous materials by Tenant or Tenant’s Representatives on the Premises, or any removal, abatement or remediation of any hazardous materials required hereunder to be performed or paid for by Tenant, with respect to any portion of the Premises, or arising out of any breach by Tenant of its obligations under this paragraph.
     The term “hazardous materials” as used herein shall mean (i) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.), as amended from time to time, and regulations promulgated thereunder; (iii) asbestos or polychlorinated biphenyls;

(iv) any substance the presence of which on the Premises is prohibited or regulated by any federal, state or local law, regulation, code or rule; and (v) any other substance which requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal.
     12.5 The indemnification provisions contained in this Article 12 shall survive the termination of this Lease.
ARTICLE 13
FIRE AND CASUALTY
     13.1 Tenant covenants and agrees that in case of damage to or destruction of the Premises by fire or otherwise, Tenant at its sole cost and expense, shall promptly restore, repair, replace and rebuild the same (“Restoration”) as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations as may be reasonably acceptable to Tenant or required by law, except that Tenant shall not be obligated to rebuild any of the Flammable Storage Room, Mezzanine or Elevator (all as defined in Exhibit “E” attached hereto and collectively referred to herein as “Tenant’s Construction Items”). Tenant shall forthwith give Landlord written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. The Restoration shall be carried on and completed in accordance with the provisions and conditions of this Lease. All insurance proceeds shall be held by Landlord and Tenant as co-trustee. If the insurance monies in the hands of Landlord and Tenant as co-trustees shall be deemed to be insufficient by Landlord to pay the entire costs of the Restoration, Tenant, at its election, shall either pay any deficiency to Landlord promptly upon demand or provide other reasonable security to the Landlord for the deficiency and pay Landlord the portions of the deficiency from time to time as expended by Landlord and invoiced to Tenant.
     13.2 All insurance monies recovered by Landlord or Tenant shall be held by Landlord and Tenant as co-trustees on account of such damage or destruction and shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the restoration progresses, in accordance with requirements reasonably imposed by Landlord or any mortgagee of record. Tenant shall furnish Landlord at the time of any such payment with lien releases and evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied in connection with such Restoration.
     13.3 No destruction of or damage to the Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay to Landlord the Base Rental and additional rent payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease or the Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of any such damage or destruction.
     13.4 In the event the damage or destruction occurs during the last nine (9) months of the Lease Term, then, notwithstanding the provisions of Sections 13.1 and 13.2 above, Tenant shall not be obligated to complete such Restoration so long as Tenant assigns to Landlord all insurance proceeds necessary (including the amount of any deductibles and any other amounts necessary) for Landlord to complete such Restoration, except that Tenant may retain any proceeds attributable to the Tenant’s Construction Items.
ARTICLE 14
CONDEMNATION
     14.1 If all of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this Lease shall terminate and the rent shall be abated during the unexpired portion of the Lease Term, effective on the date physical possession is taken by the condemning authority, and Tenant shall have no claim against Landlord for the value of any unexpired Lease Term.
     14.2 In the event a portion but not all of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, by private sale in lieu thereof and the partial taking or condemnation shall render the Premises unsuitable for continued operation, then Landlord shall have the option, in its sole discretion, of terminating this Lease or, at Landlord’s sole risk and expense, restoring and reconstructing the Premises to the extent necessary to make the same reasonably tenantable. Should Landlord not elect to terminate this Lease, then Landlord shall restore the Premises and this Lease shall continue in full force and effect with the rent payable during the unexpired portion of this Lease being adjusted to such an extent as may be fair and reasonable under the circumstances, and Tenant shall have no claim against Landlord for the value of any interrupted portion of this Lease.
     14.3 Landlord shall be entitled to receive all of the compensation awarded upon a condemnation (or the proceeds of a private sale in lieu thereof) of all or any part of the Premises, including any award for the value of any unexpired Lease Term, and Tenant hereby assigns to Landlord and expressly waives all claim to any such compensation, except that Tenant shall be entitled to any proceeds attributable to the Tenant’s Construction Items. However, Tenant reserves for itself any separate award made for relocation cost or loss of any of Tenant’s trade fixtures, provided no such award shall diminish the amount that would otherwise be awarded to Landlord.
ARTICLE 15
SUBORDINATION, ATTORNMENT, ESTOPPEL
     15.1 This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a “Mortgage”), or any ground lease, master lease, or primary lease (a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”), including any modifications, renewals or extensions of such Mortgage or Primary Lease. Notwithstanding the foregoing, Tenant agrees that any such Landlord’s Mortgagee shall have the right at any time to subordinate such Mortgage or Primary Lease to this Lease on such terms and subject to such conditions as Landlord’s Mortgagee may reasonably deem appropriate in its discretion. Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the Landlord’s Mortgagee as Landlord may reasonably request. In the event that Tenant should fail to execute any subordination or other agreement required by this Section, promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney in fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest.
     15.2 Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.
     15.3 Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.
     15.4 Tenant agrees that, within ten (10) days of written request by Landlord, it will execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.
ARTICLE 16
EVENTS OF DEFAULT
     16.1 The following shall be deemed to be Events of Default by Tenant under this Lease:
     (a) Tenant shall fail to pay any installment of Base Rental or any other rent or monetary sum when due under the provisions of this Lease, but in the case of the first two (2) such failures in any twelve (12) consecutive months, an Event of Default shall not be deemed to have occurred until this failure continues for five (5) days after written notice from Landlord.
     (b) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of a monetary sum, and such failure shall not be cured within ten (10) days after written notice thereof to Tenant; provided that, if any such default cannot reasonably be remedied by Tenant within ten (10) days after such written notice, then Tenant shall have such additional time that shall be reasonably necessary to remedy such default (but in no event longer than ninety (90) days) so long as during such time Tenant is continuously and diligently pursuing the remedy necessary to cure such default.
     (c) Tenant or any guarantor of Tenant’s obligations under this Lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

     (d) Tenant or any guarantor of Tenant’s obligations under this Lease shall file a petition under any state or federal bankruptcy or other insolvency statutes or Tenant or any guarantor of Tenant’s obligations under this Lease shall be adjudged bankrupt or insolvent in proceeding filed against Tenant or guarantor thereunder and such adjudication shall not be vacated or set aside within ninety (90) days.
     (e) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of the obligations of Tenant under this Lease and such receivership shall not be terminated or stayed within forty-five (45) days.
     (f) Tenant shall desert or vacate any substantial portion of the Premises; provided that, Tenant vacating the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably satisfactory to Landlord to (i) insure that Tenant’s insurance for the Premises will not be voided or canceled with respect to the Premises as a result of such vacancy, (ii) insure that the Premises are secured and not subject to vandalism, and (iii) insure that the Premises will be properly maintained after such vacation. During such vacation, Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.
ARTICLE 17
REMEDIES
     17.1 Upon the occurrence of an Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, except if required by applicable law:
     (a) Terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or damages, enter upon and take possession and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof without being liable for prosecution or any claim for damages therefor, and Tenant agrees to pay to Landlord, as hereinafter set forth in Section 17.2, on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.
     (b) Terminate Tenant’s right to possession of the Premises, but not this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or damages, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof without being liable for prosecution or any claim for damages therefor and Tenant agrees to pay to Landlord, as hereinafter set forth in Section 17.2, on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.
     (c) Enter upon the Premises, without terminating this Lease or Tenant’s right to possession and without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the provisions of this Lease, and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus an administrative fee equal to fifteen percent (15%) of any expenses incurred by Landlord, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant for such action.
     (d) Not to re-enter the Premises or terminate this Lease, but to allow Tenant to remain in possession of the Premises, and bring suit against Tenant to collect the monthly rents and other charges provided in this Lease as they accrue. Landlord shall have a right to allow such deficiencies of monthly rents and other charges provided in this Lease to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies.
     Tenant agrees that any re-entry into the Premises under the provisions of subsection (a) or (b) of this Section shall not be deemed a termination of this Lease or an acceptance of the surrender thereof, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease. Tenant also agrees that any notice pursuant to an action for forcible detainer or eviction shall not be deemed to be a termination of this Lease unless Landlord shall have also notified Tenant in writing that it has so elected to terminate this Lease. Any election of the remedy provided in subsection (b) of this Section shall not preclude the subsequent election by Landlord of the remedy under subsection (a) of this Section.
     Should Landlord elect to re-enter the Premises under the provisions of subsection (a) or (b), Landlord shall make commercially reasonable efforts to relet the Premises. Nothing herein, however, shall prohibit Landlord from using its business judgment in respect to the releasing of the Premises. In this regard, Landlord shall not be required to relet the Premises for a rental rate less than the fair market rental rate for the Premises.
     17.2 Should Landlord at any time terminate this Lease or Tenant’s right to possession for an Event of Default, Landlord shall recover from Tenant, and Tenant shall be liable and pay to Landlord, as damages a sum equal to the following:
     (i) the unpaid monthly rents and other charges provided in this Lease and which accrued prior to the date of termination;
     (ii) an amount equal to the following:
     (A) Until Landlord is able, through reasonable efforts, to relet the Premises under terms satisfactory to Landlord, in its sole discretion, Tenant shall pay to Landlord on or before the first day of each calendar month, the monthly rentals and other charges provided in this Lease. If and after the Premises have been relet by Landlord, Tenant shall pay to Landlord on the twentieth (20th) day of each calendar month the difference between the monthly rentals and other charges provided in this Lease for such calendar month and that actually collected by Landlord for such month. If it is necessary for Landlord to bring suit in order to collect any deficiency, Landlord shall have a right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Landlord from subsequent tenants for any calendar month in excess of the monthly rentals and other charges provided in this Lease, shall be credited to Tenant, first, in reduction of Tenant’s liability for any calendar month for which the amount collected by Landlord will be less than the monthly rentals and other charges provided in this Lease and, then, against Tenant’s liability for any other damages of Landlord hereunder, and Tenant shall have no right to any excess other than the above-described credits; and
     (B) When Landlord desires, Landlord may demand a final settlement, in which event, Landlord shall have a right to, and Tenant hereby agrees to pay, the difference between (1) the total monthly rents and other charges provided in this Lease for the remainder of the Lease Term, and (2) the fair rental value of the Premises for such period (determined as of the time of the final settlement) such difference discounted to present value using the prime rate published in The Wall Street Journal for the region in which the Premises is located on the date of the final settlement; and
     (iii) all other damages which Landlord may demonstrate it incurred, including, without limitation, any and all costs of retaking the Premises, costs of maintaining and preserving the Premises after such retaking, and costs of reletting the Premises, such as costs to repair or remodel the Premises and to pay leasing commissions.
     If Landlord elects to exercise the remedy prescribed in Section 17.2(ii)(A) above, this election shall not prejudice Landlord’s right at any time thereafter to cancel said election in favor of the remedy prescribed in Section 17.2(ii)(B) above.
     As used in this Article 17, the phrase “the monthly rentals and other charges provided in this Lease” shall mean the monthly amount of Base Rental plus one twelfth (1/12th) the annual amount of Operating Expenses. If Landlord demands a final settlement, then Landlord shall have the right to estimate Operating Expenses for the remainder of the Lease Tenn.
     Any past due monthly rents and other charges provided in this Lease shall bear interest at the Default Interest Rate.
     17.3 Intentionally omitted.
     17.4 Should Landlord re-enter and take possession of the Premises, Landlord may, to the extent permitted by law, with respect to any and all furniture, fixtures, equipment and other personal property located on the Premises, exercise one or more of the following rights: (i) sell the personal property pursuant to any lien retained by Landlord; (ii) remove the personal property from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) and place same in storage and, in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage and shall indemnify and hold Landlord harmless from all loss, damage, cost, expense and liability in connection with such removal and storage; or (iii) dispose of any of the personal property. Should Landlord elect to dispose of any of the personal property, whether or not such personal property was first placed in storage, Landlord shall give Tenant written notice at Tenant’s last known address advising Tenant that Landlord will dispose of the personal property unless Tenant retrieves same within five (5) days from the date of the notice and pays to Landlord any costs incurred for storage and/or removal. Landlord shall also have the right to relinquish possession of all or any portion of such personal property to any person claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by such person to grant such person the right to take possession of such personal property, without the necessity on the part of Landlord to inquire into the authenticity of the copy of the instrument or of Tenant’s or Tenant’s predecessor’s signature thereon and without the necessity of Landlord’s making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which such person purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord’s relinquishment of possession of all or any portion of such furniture, fixtures, equipment of other personal property to the person. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have a law or in equity, and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable. Tenant knowingly and irrevocably waives any claims it may have against Landlord arising from Landlord’s removal and storage of Tenant’s personal property in accordance with the provisions of this paragraph.
     17.5 No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention shall be given to Tenant. Notwithstanding any such re-entry or taking possession of the Premises, Landlord may at any time thereafter elect to terminate this Lease by reason of the Event of Default. Pursuit of any of the remedies set forth in this Article 17 shall not preclude pursuit of any of the other remedies in this Article 17 or any others provided in this Lease or any other remedies provided by law or in equity. The specific remedies to which Landlord may resort under this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may be lawfully entitled in case of an Event of Default under this Lease. In addition to any other remedies provided in this Lease, Landlord shall be entitled to seek injunctive relief to restrain any violation or threatened violation of the covenants, conditions or provisions of this lease or to compel specific performance. The pursuit of any remedy provided in this Lease shall not constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of rent following an Event of Default hereunder shall not be construed as Landlord’s waiver of such Event of Default unless such waiver is expressly stated in writing signed by Landlord. No waiver by Landlord of any violation or breach of the terms, provisions, and covenants of this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants of this Lease. No consent by Landlord to any act of Tenant under this Lease shall be deemed to waive or render unnecessary consent to any subsequent or similar act. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of any other violation or Event of Default.

     17.6 Landlord and Tenant hereby irrevocably waive, to the extent permitted by law, any right to trial by jury in any lawsuit, action, proceeding, or counterclaim brought by either party hereto against the other on any matter arising out of or connected with this Lease, the acts or omissions of Landlord or Tenant in connection with this Lease, or Tenant’s occupancy and use of the Premises.
     17.7 Tenant shall not for any reason withhold or reduce Tenant’s required payments of rent and other charges provided in this Lease, it being agreed that the obligations of Landlord under this Lease are independent of Tenant’s obligations except as may be otherwise expressly provided. The immediately preceding sentence shall not be deemed to deny Tenant the pursuit of all rights granted it under this Lease or at law; however, at the direction of Landlord, Tenant’s claims in this regard shall be litigated in proceedings different from any litigation involving rent claims or other claims by Landlord against Tenant (i.e., each party may proceed to a separate judgment without consideration, counterclaim or offset as to the claims asserted by the other party); provided that, Tenant may override such direction of Landlord and litigate rent claims in the same proceedings as claims made by Landlord against Tenant so long as Tenant timely escrows all rent payments it believes it is not obligated to make to Landlord under this Lease with the subject court during the pendency of such proceeding.
     17.8 In the event of any default described in Section 16.1(d) of this Lease, any assumption and assignment must conform with the requirements of the Bankruptcy Code which provides, in part, that the Landlord must be provided with adequate assurance of the following: (i) that the proposed assignee has sources to pay monthly rents and any other charges due under this Lease; (ii) that the financial condition and operating performance of any proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of Tenant and its guarantors, if any, as of the date of execution of this Lease; and (iii) that any assumption or assignment is subject to all of the provisions of this Lease (including, but not limited to, restrictions as to use) and will not breach any such provision contained in any other lease, financing agreement or other agreement relating to the Premises.
     (a) In order to provide Landlord with the assurance contemplated by the Bankruptcy Code, Tenant must fulfill the following obligations, in addition to any other reasonable obligations that Landlord may require, before any assumption of this Lease is effective: (i) all defaults under subsection (a) of Section 16.1 of this Lease must be cured within ten (10) days after the date of assumption; (ii) all other defaults under Section 16.1 of this Lease other than under subsection (d) of Section 16.1 must be cured within ten (10) days after the date of assumption; (iii) all actual monetary losses incurred by Landlord (including, but not limited to, reasonable attorneys’ fees) must be paid to Landlord within ten (10) days after the date of assumption; and (iv) Landlord must receive within ten (10) days after the date of assumption an additional Security Deposit in the amount of six (6) months Base Rental (using the Base Rental in effect for the first full month immediately following the assumption) and an advance prepayment of Base Rental in the amount of three (3) months Base Rental (using the Base Rental in effect for the first full month immediately following the assumption), both sums to be held by Landlord in accordance with the other provisions of this Lease, including, without limitation, Section 4.2, and deemed to be rent under this Lease for the purposes of the Bankruptcy Code as amended and from time to time in effect.

     (b) In the event this Lease is assumed in accordance with the requirements of the Bankruptcy Code and this Lease, and is subsequently assigned, then, in addition to any other reasonable obligations that Landlord may require and in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Landlord shall be provided with the following: (i) a financial statement of the proposed assignee prepared in accordance with generally accepted accounting principles consistently applied, though on a cash basis, which reveals a net worth in an amount sufficient, in Landlord’s reasonable judgment, to assure the future performance by the proposed assignee of Tenant’s obligations under this Lease; or (ii) a written guaranty by one or more guarantors with financial ability sufficient to assure the future performance of Tenant’s obligations under this lease, such guaranty to be in form and content satisfactory to Landlord and to cover the performance of all of Tenant’s obligations under this Lease.
     17.9 The liability of Tenant to Landlord for any default by Tenant under the terms of this Lease shall be limited to Landlord’s actual direct, but not consequential nor punitive damages therefor, except that any claims by Landlord against Tenant under Article 12 above or Article 20 below shall not be subject to such limitation and in such instances, Landlord may pursue consequential and/or punitive damages against Tenant.
ARTICLE 18
LANDLORD’S DEFAULT
     18.1 Landlord shall be in default under this Lease if Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations under this Lease within thirty (30) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. Tenant hereby waives any right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof, whether in this Lease or elsewhere and Tenant hereby agrees that Tenant’s sole remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunctive relief. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagees holding mortgages on the project notice and a reasonable time to cure any default by Landlord.
     18.2 The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant’s actual direct, but not consequential nor punitive, damages therefor. Tenant agrees to look solely to the estate and interest of Landlord in the Premises for the collection of any judgment or other judicial process requiring the payment of money by Landlord in the event of a default or breach by Landlord with respect to this Lease, and no other assets of Landlord shall be subject to levy of execution or other procedures for the satisfaction of Tenant’s rights. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

ARTICLE 19
LANDLORD’S CONTRACTUAL LIEN
     19.1 Landlord shall have, at all times, a valid security interest in and upon the present and future receivables of Tenant and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearage in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. This contractual lien is in addition to any and all other liens and rights of Landlord to bring a suit for distraint of Tenant’s personal property or otherwise and is given to secure payment of all rent and other sums of money becoming due under the Lease from Tenant and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein and shall survive any termination of this Lease by reason of a default of Tenant. Upon the occurrence of any Event of Default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, store same (on or off the Premises or Project) and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law. Without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least five (5) days before the time of sale unless otherwise required by law. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys’ fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this section. Any surplus shall be paid to Tenant or as otherwise required by law; and the Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord within ten (10) days of such request a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Illinois. Landlord may also file a copy of this Lease to perfect its interest in the personal property of Tenant described above.
ARTICLE 20
SURRENDER OF PREMISES; HOLDING OVER
     20.1 No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises “broom-clean” and with all improvements located thereon in good repair and condition, reasonable wear and tear and condemnation and fire or other casualty damage not caused by Tenant excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, trade fixtures, equipment, wiring, and furniture as Landlord may request, including without limitation, the Tenant’s Construction Items and the office area to be constructed as part of the Work in the Existing Space. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at any time, thereafter, without notice to Tenant and without any obligation to account for such items. If Landlord incurs any cost in the storage or removal of any such items, Tenant shall pay to Landlord on demand any and all such charges. The provisions of this paragraph shall survive the expiration or termination of this Lease.
     20.2 If Tenant, or any party under Tenant claiming rights to this Lease, fails to vacate the Premises at the end of the Lease Term, then such possession shall be an unlawful detainer (Landlord reserving the right to seek an eviction or removal), no tenancy shall be created, and Tenant shall pay each day during any holdover period a daily Base Rental equal to the greater of (a) one thirtieth (1/30th) of two hundred percent (200%) of the monthly Base Rental payable during the last month of the Lease Term, or (b) the prevailing rental rate for similar space in the Premises, plus, Tenant shall pay any additional rental due under the other provisions of this Lease during any such holdover period. In addition to payment of rent, Tenant shall pay to Landlord all other damages to which Landlord may be entitled as a result of Tenant’s holding over.
ARTICLE 21
RIGHT OF ACCESS
     21.1 Landlord or Landlord’s representatives shall have the right to enter into and upon the Premises at any and all reasonable times upon prior reasonable notice to Tenant except in the event of an emergency (i) to inspect, clean or make repairs or alterations or additions to the Premises as Landlord may deem necessary (but without any obligation to do so, except as expressly provided elsewhere in this Lease), or (ii) to show the Premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall any such entry be deemed to be an actual or constructive eviction, provided that in exercising its rights under this Article 21, to the extent commercially reasonable under the circumstances, Landlord shall minimize interference with Tenant’s operations from the Premises.
ARTICLE 22
MISCELLANEOUS
     22.1 Attorneys’ Fees. In case it should be necessary or proper for one party to bring an action under this Lease against the other, then the party which does not prevail agrees in each and any such case to pay to the party which prevails its reasonable attorneys’ fees.
     22.2 Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder.
     22.3 Name. Tenant shall not, without the written consent of Landlord, use the name of the Premises for any purpose other than as the address of the business to be conducted by Tenant in the Premises. In no event shall Tenant acquire any rights in or to such name and Landlord reserves the right from time to time and at any time to change the name of the Premises.
     22.4 Financial Statements. Prior to the execution of this Lease, Tenant has delivered financial statements to Landlord, prepared by a certified public accountant and certified to be true and correct in all material aspects. Tenant further agrees to deliver to Landlord its most current financial statements at the time, from time to time, within ten (10) days of Landlord’s written request, but in no event shall Tenant be obligated to deliver such financial statements to Landlord more often than once every twelve (12) calendar months except when an Event of Default exists. Each such financial statement certified to be true and correct in all material aspects by an authorized person on behalf of Tenant.
     22.5 Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than the person(s) listed in the Basic Definitions and Lease Provisions of this Lease (the “Broker(s)”). Except for any Broker(s) who shall be compensated in accordance with the provisions of a separate agreement, Landlord and Tenant each agree to indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.
     22.6 Quiet Enjoyment. Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.
     22.7 Force Majeure. Whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party. The foregoing shall not excuse, however, the timely payment of rent by Tenant under the provisions of this Lease.
     22.8 Notices. All notices and other communications given by one party to the other under the provisions of this Lease shall be in writing, addressed to the party at the address provided in the Basic Definitions and Lease Provisions, and shall be by one of the following: (i) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, (ii) hand delivered by courier to the intended address, or (iii) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notice sent by certified mail shall be effective three (3) days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.
     22.9 Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant’s obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.
     22.10 Severability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause of provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.
     22.11 Amendments; Construction and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms thereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee or a successor thereto, no third party shall be deemed a beneficiary hereof.
     22.12 Captions. The captions contained in this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.
     22.13 Intentionally Omitted.
     22.14 Time of Essence. Except as otherwise expressly provided in this Lease, time is of the essence.
     22.15 Governing Law; Venue. The laws of the state in which the Premises is located shall govern the interpretation, validity, performance and enforcement of this Lease. Venue for any action under this Lease shall be the county in which rentals are due.
     22.16 Authority. If Tenant is a corporation or partnership, the person executing this Lease on behalf of Tenant hereby represents and warrants that (i) he is duly authorized and empowered to execute this Lease on behalf of Tenant, (ii) Tenant has full right and authority to enter into this Lease, and (iii) upon full execution, this Lease constitutes a valid and binding obligation of Tenant.
     22.17 Approval. Any approval of Landlord required under the provisions of this Lease must be in writing or it shall not be deemed to be effective and, if not in writing, then in the making of proof thereof, Landlord shall be presumed not to have given its approval. Unless specified to the contrary herein, Landlord’s consent to any action of Tenant described herein shall not be unreasonably withheld.
     22.18 No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the Premises or any interest in such fee estate.
     22.19 No Partnership. Nothing in this Lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.
     22.20 No Offer. The submission of this Lease by Landlord to Tenant for examination shall not be construed as an offer to lease or a reservation of an option to lease. Further, it is the intention of the parties that Landlord shall not be bound and Tenant shall not have any rights under this Lease unless and until Landlord executes a copy of this Lease and delivers it to Tenant.
     22.21 Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference. [Check all boxes which apply. Boxes not checked are of exhibits that do not apply.]

Exhibit A — Legal Description	☑
Exhibit B — Outline of Premises	☑
Exhibit C — Operating Expense Reimbursement	☐
Exhibit D — Premises Rules and Regulations	☑
Exhibit E — Work Letter	☑
Exhibit F — Commencement Date Letter	☑
Exhibit G — Financing Statement	☐
Exhibit H — Parking	☐
Exhibit I — Signage	☐
Exhibit J — Renewal Option	☑
Exhibit K — Right of First Refusal	☐
Exhibit L — Guaranty of Lease	☐
Exhibit M — HVAC Maintenance Specifications	☑
     22.22 Entire Agreement. This Lease, including all exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord, Landlord’s agent or Tenant, anyone of the foregoing to the other with respect to this Lease or the obligations to Landlord or Tenant in connection therewith.

ARTICLE 23
PAYMENT OF TAXES
     23.1 Payment of Impositions. Tenant covenants and agrees to pay during the Lease Term before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, special assessments, water rates and charges, sewer rates and charges, including any sum or sums payable for present or future sewer or water capacity, charges for public utilities, street lighting, excise levies, licenses, permits, inspection fees, other governmental charges, and all other charges or burdens of whatsoever kind and nature (including costs, fees, and expenses of complying with all encumbrances affecting the Premises) incurred in the use, occupancy, ownership, operation, leasing or possession of the Premises, without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen (all of which are sometimes herein referred to as “Impositions”), which at any time during the Lease Term may have been or may be assessed, levied, confirmed, imposed upon, or become a lien on the Premises, or any portion thereof, or any appurtenance thereto, rents or income therefrom, and such easements or rights as may now or hereafter be appurtenant or appertain to the use of the Premises. Tenant shall pay all special (or similar) assessments for public improvements or benefits which, during the Lease Term shall be laid, assessed, levied or imposed upon or become payable or become a lien upon the Premises, or any portion thereof; provided, however, that if by law any special assessment is payable (without default) or, at the option of Landlord, may be paid (without default) in installments (whether or not interest shall accrue on the unpaid balance of such special assessment), Tenant may pay the same, together with any interest accrued on the unpaid balance of such special assessment in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and the interest thereon. Landlord shall pay all installments of special assessments (including interest accrued on the unpaid balance) which are payable prior to the Commencement Date (with respect to the New Space only; Tenant acknowledging that it is already so obligated with respect to the Existing Space under the Existing Lease) and after the termination date of the Lease Term (with respect to the entire Premises). Tenant shall pay all Impositions whether heretofore or hereafter levied or assessed upon the Demised Premises, or any portion thereof, which are due and payable during the Lease Term. Landlord shall pay all Impositions which are payable prior to the Commencement Date (with respect to the New Space only; Tenant acknowledging that it is already so obligated with respect to the Existing Space under the Existing Lease) and after the expiration date of the Lease Term (with respect to the entire Premises). Notwithstanding any other provision of this Section 23.1 to the contrary, in no event shall Tenant be obligated to pay Impositions with respect to the last calendar year of the Lease Term, unless such Impositions comes due during the Lease Term, it being hereby acknowledged and agreed by Landlord and Tenant that Tenant is obligated to pay Impositions coming due during the first year of the Lease Term hereof, even though such Impositions relate to the year prior to the Commencement Date. However, Impositions payable during the first and last calendar years of the term of this Lease shall not be prorated. The terms of this Section 23.1 do not alter the terms of the Existing Lease as to the Existing Space.
     23.2 Tenant’s Right to Contest Impositions. Tenant shall have the right at its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof. In this latter event, notwithstanding the provisions of Section 23.1 hereof, Tenant may postpone or defer payment of such Imposition if (a) neither the Premises nor any portion thereof would, by reason of such postponement or deferment, be in danger of being forfeited or lost, and (b) Tenant shall have deposited with Landlord cash or other security reasonably acceptable to Landlord in the amount of the Imposition so contested and unpaid, together with all interest and penalties which may accrue in Landlord’s reasonable judgment in connection therewith, and all charges that may or might be assessed against or become a charge on the Premises, or any portion thereof, during the pendency of such proceedings. If, during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem the amount deposited, as aforesaid, insufficient, Tenant shall, within five (5) business days’ prior written notice from Landlord, make additional deposits of such additional sums of money or such other security as Landlord may reasonably request in such written notice. Upon failure of Tenant to make such additional deposits, the amount theretofore deposited may be applied by Landlord to the payment, removal and discharge of such Imposition, and the interest, fines and penalties in connection therewith, and any costs, fees (including reasonable attorneys’ fees) and other liability (including costs incurred by Landlord) accruing in any such proceedings. Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including reasonable attorneys’ fees, interest, penalties, fines and other liability in connection therewith, and upon such payment Landlord shall return all amounts or other security deposited with it with respect to the contest of such Imposition, as aforesaid, or, at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord and the balance, if any, shall be returned to Tenant. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant. Landlord shall not be required to join in any proceedings referred to in this Section 23.2 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord’s name upon compliance with such conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including reasonable attorneys’ fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorneys’ fees), costs and expenses or, on demand, to make reimbursement to Landlord for such payment. During the time when any certificate of deposit is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of Impositions, as above provided, Tenant shall be entitled to receive all interest paid thereon, if any. Cash deposits shall not bear interest.
     Landlord shall use its commercially reasonable efforts either (a) to cause all real estate tax bills and all real estate tax assessment notices to be sent directly to Tenant, or (b) to provide copies of all such bills and notices to Tenant in reasonably sufficient time for Tenant to contest the same if it so chooses.

     23.3 Levies and Other Taxes. If, at any time during the Lease Term, any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Basic Rental or other rent, or on the Premises or on the value of the Premises, or any portion thereof, a capital levy, sales or use tax, gross receipts tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such rents or value, Tenant covenants to pay and discharge the same, it being the intention of the parties hereto that the rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except as in this Lease otherwise expressly provided. Nothing in this Lease contained shall require Tenant to pay any municipal, state or federal net income or excess profits taxes assessed against Landlord, or any municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any owner of the fee of the Premises.
     23.4 Evidence of Payment. Tenant covenants to furnish Landlord, within thirty (30) days after the date upon which any Imposition or other tax, assessment, levy or charge is payable by Tenant, official receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of the same. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition or other tax, assessment, levy or charge may be relied upon by Landlord as sufficient evidence that such Imposition or other tax, assessment, levy or charge is due and unpaid at the time of the making or issuance of such certificate, advice or bill.
     23.5 Escrow for Taxes and Assessments. At Landlord’s written demand after any monetary Event of Default and for as long as such Event of Default is uncured, Tenant shall pay to Landlord the known or estimated yearly Impositions payable with respect to the Premises in monthly payments equal to one-twelfth of the known or estimated yearly Impositions next payable with respect to the Premises. From time to time Landlord may re-estimate the amount of the Impositions, and in such event Landlord shall notify Tenant, in writing, of such re-estimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the re-estimated amount over the balance of such period after giving credit for payments made by Tenant on the previous estimate. If the total monthly payments made by Tenant pursuant to this Section 23.5 shall exceed the amount of payments necessary for said Impositions, such excess shall be credited on subsequent monthly payments of the same nature; but if the total of such monthly payments so made under this Section shall be insufficient to pay such Impositions when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency. Payment by Tenant of Impositions under this Section shall be considered as performance of such obligation under the provisions of Section 23.1 hereof.
     23.6 Landlord’s Right to Contest Impositions. In addition to the right of Tenant under Section 23.2 to contest the amount or validity of Impositions, Landlord shall also have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Impositions not contested by Tenant, by appropriate proceedings conducted in the name of Landlord or in the name of Landlord and Tenant. If Landlord elects to contest the amount or validity, in whole or in part, of any Impositions, such contests by Landlord shall be at Landlord’s expense; provided, however, that if the amounts payable by Tenant for Impositions are reduced

(or if a proposed increase in such amounts is avoided or reduced) by reason of Landlord’s contest of Impositions, Tenant shall reimburse Landlord for costs incurred by Landlord in contesting Impositions, but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord’s actions in contesting such Impositions.
ARTICLE 24
TERMINATION OF EXISTING LEASE
     Notwithstanding anything contained in the Existing Lease to the contrary, upon the Commencement Date, Landlord and Tenant hereby agree to terminate the Existing Lease (except Section 20.6 therein) and mutually release each other from all claims, liabilities, obligations and responsibilities arising thereunder, which termination and release shall be effective from and after the Commencement Date of this Lease; provided, however, that Tenant’s obligations to pay all Basic Rent, Additional Rent and any other rent (as defined in the Existing Lease and due and payable or accruing under the Existing Lease) up to and including the Commencement Date shall survive the termination of the Existing Lease and shall become present liabilities and obligations under this Lease. Nothing set forth in this Lease shall act as a termination of, or limit in any way, Tenant’s rights under Section 20.6 of the Existing Lease.
ARTICLE 25
RIGHT OF NOTICE OF SALE
     In the event that, at any time during Lease Term, Landlord intends to sell the Premises, contemporaneously with Landlord’s public announcement of such intended sale, Landlord shall notify Tenant, in writing, of such intention.

     EXECUTED to be effective on the day and date first written above.

LANDLORD: 1135 ARBOR DRIVE INVESTORS LLC, a Delaware limited liability company

By:	ALLEGIS REALTY INVESTORS LLC, a
Massachusetts limited liability company Its Manager

By:	/s/ Joseph E. Gaukler
Joseph E. Gaukler
Its:	Senior Vice President

TENANT: ULTA3 COSMETICS & SALON, INC.
By:	/s/ Greg Smolarek
Printed Name: Greg Smolarek
Its: Sr VP Systems and Logistics

EXHIBIT “A”
LEGAL DESCRIPTION
Lot 2 in Windham Lakes resubdivision number 10, part of the north half of Section 29, Township 37 North, Range 10 East of the Third Principal Meridian in Will County, Illinois, per Document Number R95-057606.

OUTLINE OF PREMISES

EXISTING VACANT PROPERTY
EXISTING STORM WATER DETENTION POND
PROPOSED WAREHOUSE EXPANSION
EXISTING OFFICE & WAREHOUSE BUILDING
EXISTING PARKING
EXISTING STORM WATER DETENTION POND
ARBOR
DRIVE
SITE DATA
INDEX TO DRAWINGS
LIST OF ABBREVIATIONS
EXISTING STORM WATER DETENTION POND
SITE PLAN
ULTA 3
KAI
A-1

EXHIBIT “D”
RULES AND REGULATIONS
     This Exhibit is attached to and made a part of the Lease by and between Aetna Life Insurance Company (“Landlord”) and ULTA3 Cosmetics & Salon, Inc. (“Tenant”).
     A. The following rules and regulations shall apply to the Premises:
          1. Sidewalks and other similar outside areas shall not be obstructed by Tenant or used by Tenant for purposes other than ingress and egress to and from its Premises. No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in outside areas in or about the Premises.
          2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid by Tenant.
          3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or exterior parts of the Premises without the prior written consent of Landlord.
          4. Intentionally omitted.
          5. Tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons resulting from such activity. If any equipment, property and personnel are damaged or injured as a result of acts in connection with this activity, then Tenant shall be solely liable for any and all damage or loss resulting therefrom.
          6. Intentionally omitted.
          7. No birds or animals (except seeing-eye dogs) shall be brought into or kept in, on or about the Premises. No portion of the Premises shall at any time be used or occupied as sleeping or lodging quarters or for any immoral or illegal purposes or for any purpose which would tend to injure the reputation of the Premises or impair the value of the Premises.
          8. Tenant shall not commit waste and shall keep the Premises neat and clean. All trash and debris must be placed in receptacles provided therefor.
          9. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors to emanate from the Premises to adjacent property or otherwise interfere in any way with other persons on adjacent property, shall not solicit business or distribute, or cause to be distributed, in any outside portion of the Premises any handbills, promotional materials or other advertising, and shall not conduct or permit any other activities in the Premises that might constitute a nuisance.

          10. No machinery of any kind (other than normal office/showroom/warehouse equipment) shall be operated by Tenant on its Premises without Landlord’s prior written reasonable consent.
          11. Intentionally omitted.
          12. Landlord will not be responsible for lost or stolen personal property, money or jewelry from the Premises regardless of whether such loss occurs when the area is locked against entry or not.
          13. Intentionally omitted.
          14. Tenant will refer to Landlord for Landlord’s supervision, approval and control all contractors, contractor representatives, and installation technicians rendering any service to Tenant, before performance of any contractual service. Such supervisory action by Landlord shall not render Landlord responsible for any work performed for Tenant. This provision shall apply to all work performed in the Premises, including, without limitation, the installation of telephones, computer wiring, cabling, electrical devices, attachments and installations of any nature. Tenant shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which such work shall be performed.
          15. Landlord may from time to time (without any obligation to do so or liability for not doing so) adopt appropriate systems and procedures for the security or safety of the Premises, its occupants, entry and use, or its contents and Tenant, its employees, contractors, agents and invitees shall comply therewith.
          16. At no time shall Tenant permit or shall Tenant’s agents, employees, contractors, guests, or invitees smoke in any common area of the Premises, unless such common area has been declared a designated smoking area.
          17. Tenant accepts any and all liability for damages and injuries to persons and property resulting from the serving and sales of alcoholic beverages from the Premises. Nothing contained herein shall be construed as the consent of Landlord to permit the serving or sale of alcoholic beverages on the Premises.
     B. The Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Premises, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon it in like manner as if originally herein prescribed.

EXHIBIT “E”
WORK LETTER
     This Exhibit is attached to made a part of the Lease by and between Aetna Life Insurance Company (“Landlord”) and ULTA3 Cosmetics & Salon, Inc. (“Tenant”).
     A. Definitions. Each term used in this Work Letter shall have the meaning hereinafter set forth:
          1. “Architect” shall mean Kwasek Architects, Inc.
          2. “Construction Costs” shall mean all costs incurred in the construction of the Work in accordance with the Plans and Specifications, as modified from time to time in accordance with the provisions of this Work Letter. Such costs shall include all hard costs and soft costs to complete the Work including, but not limited to, infrastructure costs, impact fees, site preparation costs; architectural and engineering fees; legal fees; testing; labor and materials to construct the Work and related infrastructure and improvements; permit fees, sales taxes and fees payable to contractors; project landscaping, including related design fees and permits; water, gas and electrical hookup fees and related miscellaneous costs; any builder’s risk insurance maintained by Landlord prior to Tenant maintaining builder’s risk insurance; property tax assessed during construction period (beginning upon acquisition and ending on substantial completion); reasonable general and administrative and employer out-of-pocket expenses incurred in managing the pre-construction and construction process; brokerage commissions; Landlord’s average cost of coverage for liability insurance attributable to the New Space during the period ending on substantial completion; services for verification of compliance with city ordinances and other laws; and imputed interest at 9.00 percent per year on actual cost expenditures (imputed interest accrues on actual cost as and when incurred up to substantial completion).
          3. “Contractor” shall mean Krusinski Construction Company.
          4. “Plans and Specifications” shall mean the final plans and specifications for the construction of the Work, which Plans and Specifications are described on Exhibit “E”-1 attached hereto.
          5. “Tenant Delay” shall mean any delay in the construction of the First Phase Work caused by Tenant for any reason whatsoever. In the event of a Tenant Delay, the Commencement Date shall be accelerated one (1) day for every day of Tenant Delay.
          6. “Work” shall mean the construction of all leasehold improvements in the Premises in accordance with the Plans and Specifications, which leasehold improvements shall consist of both the “First Phase Work” (which is all of the Work except for the expansion of the office in the Premises) and the “Second Phase Work” (which is only the expansion of the office in the Premises).
          7. “Construction Rent” means (i) for the first six (6) months of the Lease Term, 5.5% of the Construction Costs for the First Phase Work, (ii) for the second six (6) months of the first (1st) Lease Year of the Lease Term, 5.5% of the Construction Costs for both the First Phase Work and the Second Phase Work, (iii) for the second (2nd) Lease Year, an amount equal to 103% of 11% of the Construction Costs for all of the Work, and (iv) for every twelve (12) month period of the Lease Term thereafter (except that with respect to the last seven (7) months of the Lease Term, Construction Rent will be prorated accordingly), an amount equal to 103% of the Construction Rent for the prior twelve (12) month period. Construction Rent for the first twelve (12) month period shall be determined in accordance with Paragraph E below. Prior to the date Landlord has determined actual Construction Rent in accordance with Paragraph E below, Tenant shall pay Construction Rent based upon the estimates set forth in the Budget described below.
          8. “Budget” Attached to this Exhibit as Exhibit “E”-2 is a proforma budget (the “Budget”) of Construction Costs to perform the Work, showing the line item categories to be included in Construction Costs, and a calculation of Construction Rent based upon the Budget. Tenant acknowledges that the Budget is an estimate and that Construction Costs may vary from the amounts set forth in the Budget.
     B. Construction of Work. Landlord shall cause the Work to be constructed substantially in accordance with the Plans and Specifications. Tenant acknowledges that Landlord is presently performing the First Phase Work and that Landlord shall construct the Second Phase Work pursuant to a schedule which will enable the Landlord to substantially complete the Second Phase Work, subject to unavoidable delays (as defined below), on or before April 1, 2000. Tenant shall cooperate at all stages to promote the efficient and expeditious completion of the Work. Either the Landlord or the Contractor, as appropriate, shall apply for a building permit, and the Contractor shall commence construction of the subject phase of the Work immediately upon receipt of the permit and proceed with all due diligence until substantial completion. Each phase of the Work shall be deemed to be “substantially complete” upon (i) Landlord’s obtaining a certificate of occupancy or its equivalent from the appropriate governmental authority and (ii) such phase of the Work is sufficiently complete in accordance with the Plans and Specifications so that Tenant may occupy the Premises, or the new office space, as the case may be, subject to any punchlist items.
          1. Unavoidable Delays. Tenant and Landlord acknowledge that there may be unavoidable delays in the construction of the Work. The term “unavoidable delays” shall mean events beyond the control of Landlord or the Contractor, including, without limitation, acts of God, war, civil commotion, strikes, fire, flood, earthquake or other casualty, governmental regulation or restriction and adverse weather conditions or continued possession by prior tenants or occupants.
          2. Changes. If Tenant requests a change, alteration or addition to the Plans and Specifications, Tenant shall submit same in writing to Landlord and to the Architect. If Landlord approves such change, Landlord shall obtain from the Contractor and provide Tenant with an estimate of the cost of such change. Tenant shall notify Landlord within five (5) business days if Tenant elects to proceed with the change, in which event, Landlord shall incorporate the change into the Plans and Specifications (any approved change is referred to herein as a “Change Order”). The incremental greater cost of implementing such Change Order shall not be included in the Construction Costs but instead shall be paid directly by Tenant to Landlord within thirty

2

(30) days after Landlord invoices Tenant for the Change Order. If Landlord disapproves of such change, it shall immediately notify Tenant in writing specifying the reasons for such disapproval and the construction shall proceed in accordance with the Plans and Specifications. Any delay in construction time (determined in accordance with the next sentence) caused by such changes (whether approved or not) shall constitute a Tenant Delay. The Architect, in his sole discretion, shall determine whether such change necessitates a delay in construction and the length of such delay.
          3. Governmental Regulations. Tenant shall be solely responsible for causing the design and construction of the Work to conform to any and all requirements of applicable building, plumbing, electrical and fire codes and the requirements of any authority having jurisdiction over the Work, as such codes and requirements may from time to time be amended or supplemented.
          4. Entry by Tenant. During the course of construction of the First Phase Work, Tenant may enter the New Space for purposes of inspecting the First Phase Work, installing trade fixtures, erecting signs, stocking merchandise and such other work as may be necessary or desirable to prepare to occupy and conduct its business from the New Space, provided that (i) Tenant assumes the risk of injury to person and damage to its property, (ii) any entry shall be subject to the provisions of the Lease, except that the Lease Term shall not commence and rent shall not be due, and (iii) Tenant shall not unreasonably interfere with the construction of the Work on the Premises. Tenant shall also provide evidence of insurance prior to any such entry. If such entry shall interfere with the construction of the First Phase Work, then Tenant shall immediately leave upon the request of Landlord.
     C. Delivery of the Premises. Subject to unavoidable delays, the First Phase Work is estimated to be substantially completed for delivery of the Premises to Tenant by the Commencement Date. If an unavoidable delay will prevent the substantial completion of the First Phase Work prior to the scheduled Commencement Date, then Landlord will notify Tenant in writing. Upon substantial completion of the First Phase Work, Landlord will notify Tenant in writing and afford Tenant an opportunity to inspect the Premises prior to delivery. At the inspection, Landlord and Tenant will prepare and agree upon a punchlist of any items that remain to be completed.
     If the First Phase Work is substantially completed to permit delivery of the Premises prior to the Commencement Date, Landlord shall notify Tenant in writing and, should Tenant elects to take occupancy early, then Tenant may inspect the Premises and prepare, with Landlord, a punchlist prior to delivery.
     D. Limitation. This Exhibit shall not be deemed applicable to any additional space added to the original Premises or, in the event of a renewal of the Lease Term, to the original Premises, itself, during the renewal term, unless expressly so provided in the Lease or any amendment thereto.
     E. Determination of Construction Rent. Base Rental shall be equal to the sum of Carry-Over Rent (as defined in the Basic Definitions and Lease Provisions) plus Construction Rent. Landlord shall calculate Construction Rent after Landlord has closed out the First Phase

3

Work and Second Phase Work and finally determined the applicable Construction Costs. Thereafter, Tenant shall pay Landlord Construction Rent based on the actual Construction Costs. Upon each such calculation, Landlord shall give notice to Tenant of the difference, if any, between actual Construction Rent and estimated Construction Rent (including reasonable back-up documentation evidencing the difference), and if actual Construction Rent is (i) higher than estimated Construction Rent, including any overruns to the Budget, Tenant shall pay any shortfall to Landlord within ten (10) days after demand, and (ii) less than estimated Construction Rent, Landlord shall promptly credit such overage against Base Rental next due and owing.
     F. Other Construction Items. At the same time as performing the First Phase Work, Landlord shall construct, at Tenant’s sole cost and expense and in addition to the Work, a flammable storage room (the “Flammable Storage Room”) in the Premises, which Flammable Storage Room is depicted on the Plans and Specifications. Tenant may, by providing written notice to Landlord on or prior to February 1, 2000, elect to cause Landlord to construct, at Tenant’s sole cost and expense, any or all of a mezzanine in the Premises which will tolerate a 150-pound floor load (the “Mezzanine”) and an elevator to serve the Mezzanine (the “Elevator”). The Plans and Specifications also depict the Mezzanine and the Elevator. With respect to any of the improvements described above in this paragraph, Tenant shall reimburse Landlord from time to time for all of Landlord’s costs and expenses is causing such improvement to be performed within thirty (30) days after receiving an invoice from Landlord for the same. If Tenant fails to provide such written notice to Landlord on or prior to February 1, 2000, Tenant shall be deemed to have waived its right to require Landlord to construct the Mezzanine or the Elevator.
     G. Property Insurance On The Work. Tenant shall purchase and maintain in force all risk property or builder’s risk insurance for the construction of the Work. Such insurance shall be written in an amount at least equal to the initial “Contract Sum” of $3,600,000 as well as any subsequent modifications of that sum, of which Tenant will be advised by Landlord. The insurance shall apply on a replacement cost basis. If the insurance obtained is builder’s risk insurance, coverage shall be written on a completed value form. The insurance shall name as insureds Landlord; Contractor, Krusinski Construction Company, and all subcontractors and sub-subcontractors performing any portion of the Work as additional insureds to the extent of their interests. The insurance policy shall contain a provision that the insurance will not be canceled or allowed to expire without at least thirty (30) days prior written notice being given to Landlord and Contractor. The insurance shall cover the entire Work at the project site at 1135 Arbor Drive, Romeoville, Illinois; portions of the Work located away from the site but intended for use at the site; and also portions of the Work in transit. The policy shall include as insured property scaffolding, false work, and temporary buildings located at the site. The policy shall cover the cost of removing debris, including demolition as may be legally necessary by the operation of any law, ordinance or regulation. This property insurance shall be written to cover all risks of physical loss excepts those specifically excluded in the policy and shall insure at least the perils of fire, lightning, explosion, wind storm or hail, smoke, aircraft or vehicles, riot or civil commotion, theft, vandalism, malicious mischief, and collapse. The policy shall have a deductible not to exceed $5,000. Pursuant to the terms of its construction contract with Landlord, Contractor is responsible for payments of any deductible amount. Landlord and Tenant waive all rights against each other and against the Contractor, subcontractor, sub-subcontractors for recovery for damages caused by fire or other perils to the extent covered by the property insurance purchased pursuant to the requirements of this paragraph. Prior to the commencement

4

of any Work, Tenant shall furnish a certificate of insurance evidencing compliance with the aforementioned terms. At the request of either the Landlord or the Contractor, Tenant will furnish a complete copy of the property insurance policy being provided hereunder.

5

EXHIBIT “El”
PLANS & SPECIFICATIONS
Original Facility Design & Construction by OPUS Architects & Engineers
     Plans Dated 8/30/95 Issued for Construction/Permit
Expansion of Facility Design by Julius Kwasek
     Site Plan Submitted for Permit dated 3/10/99

EXHIBIT E-2
CONSTRUCTION BUDGET
Updated: 5/17/99
Warehouse Office & Expansion to be paid for by Landlord
Flammables Room, Office Expansion Mezzanine & Elevator to be paid for by Tenant

Description	Cost
Warehouse Expansion	$3,116,059
HVAC	83,500
Fire Alarm Allowance	30,000
Contingency	50,000
Office Expansion	363,130

Subtotal	$3,642,689
Architect — Bases Building	56,750
Architect — Office Expansion	21,000
Civil Engineering (Includes Topology)	11,198
Soil Borings	2,750
Surveys (3)	5,000
Legal (Lease Related)	15,000
Construction Interest	78,348
Construction Supervision Visits	8,000
Commission	220,000
Development Fee Management Firm	109,281
Development Fee Landlord	125,000

Subtotal	$652,327
Total	$4,295,016	By Landlord
Flammables Storage Room	253,724
Office Expansion Mezzanine & Elevator	205,012
Total	$458,736	By Tenant
Grand Total	$4,753,752

EXHIBIT E-2
ULTA3 EXPANSION RENTAL STREAM CALCULATION

Updated:	5/27/99 17:15

Expansion:	Assumes 10 year 7 month lease term for 121,218 SF (including 6,612 SF additional office)

Term:	10/1/99-4/30/10

Building Expansion w/ Soft Costs		$3,931,886
	Costs Capped at 11% with 3% annual escalations	$432,507.42 1st year

Office Expansion
	Complete April 1, 2000	$363,130
	Costs Capped at 11% with 3% annual escalations	$39,944.30 1st year

		Base Building Expansion		Office Expansion		Total Expansion
		121,218 SF		6,612 SF		Rent
Lease Period		Annual Rent	Rent/SF	Annual Rent	Rent/SF	Annual Rent	Rent/SF
From	To	(Payable Monthly)	Annualized	(Payable Monthly)	Annualized	(Payable Monthly)	Annualized
10/1/99	3/31/00	$216,253.71	$3.57	$0.00		$216,253.71	$3.57
4/1/00	9/30/00	$216,253.71	$3.57	$19,972.15	$6.04	$236,225.86	$3.90
10/1/00	9/30/01	$445,482.65	$3.68	$40,543.46	$6.13	$486,026.11	$4.01
10/1/01	9/30/02	$458,847.13	$3.79	$41,759.77	$6.32	$500,606.90	$4.13
10/1/02	9/30/03	$472,612.54	$3.90	$43,012.56	$6.51	$515,625.10	$4.25
10/1/03	9/30/04	$486,790.92	$4.02	$44,302.94	$6.70	$531,093.86	$4.38
10/1/04	9/30/05	$501,394.64	$4.14	$45,632.03	$6.90	$547,026.67	$4.51
10/1/05	9/30/06	$516,436.48	$4.26	$47,000.99	$7.11	$563,437.47	$4.65
10/1/06	9/30/07	$531,929.58	$4.39	$48,411.02	$7.32	$580,340.60	$4.79
10/1/07	9/30/08	$547,887.46	$4.52	$49,863.35	$7.54	$597,750.81	$4.93
10/1/08	9/30/09	$564,324.09	$4.66	$51,359.25	$7.77	$615,683.34	$5.08
10/1/09	4/30/10	$339,064.72	$4.80	$30,858.35	$8.00	$369,923.07	$5.23

EXHIBIT E-2
ULTA3 COMBINED RENTAL STREAM CALCULATION

Updated:	5/27/99 17:15

Expansion:	Assumes 10 year 7 month lease term for 121,218 SF (including 6,612 SF additional office)

Term:	10/1/99-4/30/10
Building Expansion w/ Soft Costs		$3,931,886
	Costs Capped at 11% with 3% annual escalations	$432,507.42 1st year

Office Expansion
	Complete April 1, 2000	$363,130
	Costs Capped at 11% with 3% annual escalations	$39,944.30 1st year

		Existing Building		Expansion		Total Combined Rent
		170,000 SF		121,218 SF		291,218 SF
Lease Period		Annual Rent	Rent/SF	Annual Rent	Rent/SF	Annual Rent	Rent/SF
From	To	(Payable Monthly)	Annualized	(Payable Monthly)	Annualized	(Payable Monthly)	Annualized
10/1/99	3/31/00	$340,000.00	$4.00	$216,253.71	$3.57	$556,253.71	$3.82
4/1/00	9/30/00	$340,000.00	$4.00	$236,225.86	$3.90	$576,225.86	$3.96
10/1/00	9/30/01	$680,000.00	$4.00	$486,026.11	$4.01	$1,166,026.11	$4.00
10/1/01	9/30/02	$680,000.00	$4.00	$500,606.90	$4.13	$1,180,606.90	$4.05
10/1/02	9/30/03	$739,500.00	$4.35	$515,625.10	$4.25	$1,255,125.10	$4.31
10/1/03	9/30/04	$765,000.00	$4.50	$531,093.86	$4.38	$1,296,093.86	$4.45
10/1/04	9/30/05	$765,000.00	$4.50	$547,026.67	$4.51	$1,312,026.67	$4.51
10/1/05	9/30/06	$783,700.00	$4.61	$563,437.47	$4.65	$1,347,137.47	$4.63
10/1/06	9/30/07	$790,500.00	$4.65	$580,340.60	$4.79	$1,370,840.60	$4.71
10/1/07	9/30/08	$790,500.00	$4.65	$597,750.81	$4.93	$1,388,250.81	$4.77
10/1/08	9/30/09	$809,200.00	$4.76	$615,683.34	$5.08	$1,424,883.34	$4.89
10/1/09	4/30/10	$476,000.00	$4.80	$369,923.07	$5.23	$845,923.07	$4.98

EXHIBIT “F”
COMMENCEMENT DATE LETTER
     This Exhibit is attached to and made a part of the Lease by and between Aetna Life Insurance Company (“Landlord”) and ULTA3 Cosmetics & Salon, Inc. (“Tenant”).
     1. The Lease Term commenced on [October 1, 1999].
     2. The Lease Term will expire on [April 30, 2010], unless renewed or extended.
     3. Tenant acknowledges that the Work has been completed in accordance with the Plans and Specifications and accepts such Work, subject to any punch list items being completed.
     4. Tenant, further, acknowledges that all obligations of Landlord to Tenant in connection with the Work and all other conditions precedent to the commencement of the Lease Term have occurred and that the Lease is in full force and effect.
     5. There are no existing defenses or offsets which, as of the date hereof, Tenant has against the enforcement of the Lease by Landlord.
     6. Base Rental for the Lease Term is as follows:
[INSERT SCHEDULE BASED ON FINAL CONSTRUCTION RENT CALCULATIONS]

     EXECUTED on the day of , 2000.

LANDLORD:

AETNA LIFE INSURANCE COMPANY

By:

Printed Name:

Title:

ATTEST:	TENANT:

ULTA3 COSMETICS & SALON, INC.

(Title)	By:	/s/ Greg Smolarek

Printed Name: Greg Smolarek
Title: SR VP Systems and Logistics

EXHIBIT “J”
RENEWAL OPTION
     This Exhibit is attached to and made a part of the Lease by and between Aetna Life Insurance Company (“Landlord”) and ULTA3 Cosmetics & Salon, Inc. (“Tenant”).
     1. Tenant, but not any assignee or sublessee of Tenant, is hereby granted two (2) options of five (5) years each to renew this Lease (each a “Renewal Term” and collectively, the “Renewal Terms”). Provided Tenant is not in default at the time of exercise of the option or, again on commencement of the Renewal Term at issue, Tenant may exercise each option upon written notice to Landlord given no earlier than fifteen (15) months and no later than twelve (12) months before the expiration of the then current term. If Tenant fails to exercise the option within the time frame set forth in the preceding sentence, then Tenant shall be deemed to have elected not to exercise the option and this renewal option and all other unexercised renewal options contained herein shall be deemed to have terminated; time being of the essence in the exercise of such option. Each Renewal Term will be on the same terms and conditions as those contained in the Lease except as follows:
          (a) there shall be no further rights to renew after the exercise of the last of the renewal option(s) granted in this Exhibit;
          (b) any tenant improvement allowances, rental concessions or the like granted by Landlord to Tenant in the initial Lease Term shall not be applicable in such Renewal Term; and
          (c) the rental for such Renewal Term shall be the greater of (i) the fair market rental rate (the “Fair Market Rent”) for the Premises based on the then-prevailing market rental rate for properties of equivalent quality, size, utility and location, taking into account a lease for a lease term of that of the Renewal Term and with a tenant of the credit standing of Tenant (as Fair Market Rent shall be determined below in this Exhibit “J”), or (ii) the Base Rental in effect at the expiration of the initial Lease Term or first Renewal Term, as the case may be.
     2. Landlord shall notify Tenant of its determination of the Fair Market Rent for the subject Renewal Term, and Tenant shall advise Landlord of any objection within 10 days of receipt of Landlord’s notice. Failure to respond within the 10-day period shall constitute Tenant’s acceptance of such Fair Market Rent. If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within 30 days of Landlord’s receipt of Tenant’s notice. If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties’ failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent.
     3. Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Premises is located by a single arbitrator unaffiliated with either party. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within 5 days after the 30-day negotiating period provided in Paragraph 2, invoking the binding arbitration provisions of this Paragraph. Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent. The arbitrator must choose between the Landlord’s proposal and the Tenant’s proposal and may not compromise between the two or select some other amount. Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rental in effect as of the scheduled expiration of the initial Lease Term or First Renewal Term, as the case may be. The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Landlord and by Tenant if the Fair Market Rent is that proposed by Tenant; and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, or first Renewal Term, as the case may be, Tenant shall pay 105 percent of the Base Rental in effect under the Lease as of the end of the Lease Term or first Renewal Term, as the case may be, until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.
     4. The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Exhibit “J” and to enter judgment upon the decision of the arbitrator.
     5. If the Lease is extended for a Renewal Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.
     6. If Tenant exercises its right to extend the term of the Lease for a Renewal Term pursuant to this Exhibit “J”, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Extension Term.
 2

EXHIBIT “M”
HVAC MAINTENANCE SPECIFICATIONS
     Tenant shall enter into a service contract with a contractor reasonably approved by Landlord, providing for the service and regular maintenance (with service calls no less frequent than once each calendar quarter and otherwise meeting the specifications set for in this Exhibit “M”) of the hot water heating, venting and air conditioning system throughout the Lease Term. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Tenant shall provide Landlord with an executed copy of the aforementioned service contract within ten (10) days of execution.
     Maintenance Specifications to be contained in service contract:
     1. Service calls no less frequent than once per calender quarter.
     2. Detail of services to be performed and the frequency of each service (i.e., once per calendar year, once per calendar quarter, etc.).